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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2000, except for Note 18, which is as of February 14, 2000, relating to the financial statements, which appear on page 24 of Corning Incorporated's Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the application of such report to the financial statement schedule appearing on page 54 of the Form 10-K/A when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

         /s/ PRICEWATERHOUSECOOPERS LLP
            ------------------------------
             PRICEWATERHOUSECOOPERS LLP


         New York, New York
         July 11, 2000